As filed with the Securities and Exchange Commission on May 22, 2000

                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   06-1187536
                      (IRS employer identification number)

                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 753-2921
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

           WEBSTER FINANCIAL CORPORATION, EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                            ------------------------

                                Peter J. Swiatek
                                   Controller
                          Webster Financial Corporation
                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 578-2259
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Stuart G. Stein, Esq.
                            William C. Schmidt, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575

                            ------------------------


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                 Amount         Proposed Maximum     Proposed Maximum      Amount of
           Title of securities                   to be           Offering Price     Aggregate Offering   Registration
             to be registered                Registered(2)       per Share (1)         Price (1)(2)       Fee (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          750,000              $21.97            $16,477,500          $4,350
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
(1) Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for  shares of common stock of  Webster Financial Corporation as reported on the Nasdaq stock market and calculated as of May 19, 2000.
(2) The  Registrant is  registering  750,000  shares of its common stock,  par value $.01 per share  ("Common  Stock")  reserved for issuance pursuant to its Employee Stock Purchase Plan. This Registration  Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


====================================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Webster Financial Corporation ("Webster") hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

                  (a) Webster's annual report on Form 10-K for the twelve months ended December 31, 1999 and Webster's quarterly report on Form 10-Q for the three months ended March 31, 2000.

                  (b)      Webster's current report on Form 8-K filed February
                           9, 2000.


                  (c) The description of Webster common stock, par value $0.01 per share ("Common Stock"), contained in Webster's registration statement on Form 8-A filed with the SEC on December 2, 1986, as amended by Webster's current reports on Form 8-K filed February 12 and November 25, 1996 and October 30, 1998.

                  In addition, all documents and reports filed by Webster subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Reference is made to the provisions of Article 6 of Webster's restated certificate of incorporation, as amended, and the provisions of Article IX of Webster's Bylaws, as amended.

                  Webster is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Section 145 of the Delaware Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of Webster, or are or were serving at the request of Webster in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of Webster, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

                  Article 6 of Webster's restated certificate of incorporation provides that no director will be personally liable to Webster or its stockholders for monetary damages for breach of fiduciary duty as a director other than liability

        o for any breach of such director's duty of loyalty to Webster or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        o for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware Corporation Law, or

        o for any transaction from which the director derived an improper personal benefit.

                  The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

                  Webster's  Bylaws  provide for  indemnification  of directors, officers, trustees, employees and agents of Webster, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative, arbitration or investigative action, suit, or proceeding (other than an action by or in the right of Webster) by reason of the fact that such person is or was serving in such a capacity for or on behalf of Webster. Webster will indemnify any such person against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, Webster will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of Webster, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster; provided, however, that no indemnification will be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to Webster or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, Webster may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of Webster or is acting in such capacity for another business organization or entity at Webster's request, against any liability asserted against such person and incurred in such capacity, or arising out of such person's status as such, whether or not Webster would have the power or obligation to indemnify him against such liability under the provisions of Article IX of Webster's Bylaws.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Webster pursuant to the foregoing provisions, or otherwise, Webster has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Webster of expenses incurred or paid by a director, officer or controlling person of Webster in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Webster will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.


   EXHIBIT
     NO.                                           EXHIBIT
     ---                                           -------

     4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on February 12, 1996.)

     4.3 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between Webster and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Webster's current report on Form 8-K as filed with the SEC on November 25, 1996.)

     4.4 Amendment No. 2 to Rights Agreement, entered into as of October 30, 1998, between Webster and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on October 30, 1998.)

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson

     23.1         Consent of KPMG LLP

     23.2 Consent of Hogan & Harston L.L.P. (included in the opinion filed as Exhibit 5 hereto)

     99.1         Section  145  of  the  Delaware   General   Corporation   Law.
                  (incorporated by reference to Exhibit 99.4 of Webster's registration statement on Form S-4 (File No. 333-46073) as filed with the SEC on February 11, 1998.)


     99.2 Webster Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A to Webster's Definitive Proxy Statement on Form 14A filed with the SEC on March 23, 2000.)

 -----------------------

ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include  any  prospectus  required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waterbury, state of Connecticut on April 27, 2000.

                                    WEBSTER FINANCIAL CORPORATION


                                    By:  /s/  James C. Smith
                                         ---------------------------------------
                                         James C. Smith
                                         Chairman and
                                         Chief Executive Officer

         Each person whose signature appears below hereby appoints James C. Smith or Harriet Munrett Wolfe, jointly and severally, each in his or her own capacity, as true and lawful attorneys-in-fact, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of April, 2000.

                  Signature                               Title
                  ---------                               -----

  /s/ James C. Smith                      Chairman and Chief Executive Officer,
  --------------------------------             Principal Executive Officer
      James C. Smith

  /s/ Peter J. Swiatek                                  Controller
  -------------------------------
       Peter J. Swiatek

  /s/ Richard H. Alden                                  Director
  -------------------------------
      Richard H. Alden

  /s/ Achille A. Apicella                               Director
  -------------------------------
      Achille A. Apicella

  /s/ Joel S. Becker                                    Director
  -------------------------------
      Joel S. Becker

  /s/ O. Joseph Bizzozero, Jr.                          Director
  -------------------------------
      O. Joseph Bizzozero, Jr.

  /s/ George T. Carpenter                               Director
  -------------------------------
      George T. Carpenter

  /s/ John J. Crawford                                  Director
  -------------------------------
      John J. Crawford

  /s/ Harry P. DiAdamo, Jr.                             Director
  -------------------------------
      Harry P. DiAdamo, Jr.

  /s/ Robert A. Finkenzeller                            Director
  -------------------------------
      Robert A. Finkenzeller

  /s/ P. Anthony Giorgio                                Director
  -------------------------------
      P. Anthony Giorgio

  /s/ C. Michael Jacobi                                 Director
  -------------------------------
      C. Michael Jacobi

  /s/ John F. McCarthy                                  Director
  -------------------------------
      John F. McCarthy

                                                        Director
  -------------------------------
      Michael G. Morris

  /s/ Sister Marguerite Waite                           Director
  -------------------------------
      Sister Marguerite Waite

                                  EXHIBIT INDEX
                                  -------------

   EXHIBIT
     NO.                             EXHIBIT
     ---                             -------


     4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3 (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on February 12, 1996.)

     4.3 Amendment No. 1 to Rights Agreement, entered into as of November 4, 1996, by and between Webster and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Webster's current report on Form 8-K as filed with the SEC on November 25, 1996.)

     4.4 Amendment No. 2 to Rights Agreement, entered into as of October 30, 1998, between Webster and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on October 30, 1998.)

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson

     23.1         Consent of KPMG LLP

     23.2 Consent of Hogan & Harston L.L.P. (included in the opinion filed as Exhibit 5 hereto)

     99.1         Section  145  of  the  Delaware   General   Corporation   Law.
                  (incorporated by reference to Exhibit 99.4 of Webster's registration statement on Form S-4 (File No. 333-46073) as filed with the SEC on February 11, 1998.)


     99.2 Webster Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A to Webster's Definitive Proxy Statement on Form 14A filed with the SEC on March 23, 2000.)

 -----------------------